UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DORM	The Nasdaq Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 17, 2022, Dorman Products, Inc., a Pennsylvania corporation (the “Company”), entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Super ATV, LLC, an Indiana limited liability company (“SuperATV”), the Sellers listed on the signature pages thereto (the “Sellers”), and Lindsay Hunt, in her capacity as the Sellers’ Representative, pursuant to which, subject to the terms and conditions thereof, among other things, the Company will acquire 100% of the issued and outstanding equity interests of SuperATV (the “Transaction”), for aggregate consideration of $490 million, subject to certain customary adjustments based on, among other things, the amount of cash, debt and working capital in the business of SuperATV as of the closing of the Transaction, plus a potential earn-out payment to Sellers not to exceed $100 million in the aggregate, which remains subject to the achievement by SuperATV of certain revenue and gross margin targets in fiscal years 2023 and 2024. Assuming the satisfaction of the conditions set forth in the Purchase Agreement, the Company expects the Transaction to close in the second half of 2022.

Conditions to the Transaction

The completion of the Transaction is subject to the satisfaction or waiver of certain conditions, including the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, each of the Company’s, SuperATV’s, and the Sellers’ obligations to complete the Transaction are subject to certain other conditions, including (a) the accuracy of the representations and warranties of the other parties, subject to certain bring-down standards, (b) material performance of the parties’ obligations under the Purchase Agreement, and (c) with respect to the Company’s obligation to complete the Transaction, the absence of a material adverse effect on SuperATV.

Other Terms of the Transaction

The Purchase Agreement contains representations and warranties of the parties customary for a transaction of this nature. The Company’s primary recourse with respect to breaches of SuperATV’s representations and warranties will be against a customary representations and warranties insurance policy, subject to certain policy limits, exclusions, deductibles and other terms and conditions.

In addition, the Purchase Agreement contains covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Purchase Agreement and the closing of the Transaction, SuperATV has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Purchase Agreement.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement. The Purchase Agreement and the above description have been included to provide investors with information regarding the terms of the Transaction. They are not intended to provide any other factual information about SuperATV or any parties to the Purchase Agreement or their respective affiliates or equityholders. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purpose of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms of the Transaction, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreement as statements of factual information.

Item 7.01	Regulation FD Disclosure.

Financing of the Transaction

In connection with entering into the Purchase Agreement, the Company has entered into a commitment letter (the “Commitment Letter”), dated as of August 17, 2022, with Bank of America, N.A., BofA Securities, Inc., PNC Bank, National Association, PNC Capital Markets LLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, BMO Harris Bank, N.A., and BMO Capital Markets Corp. (collectively, the “Lenders”) with respect to a $500 million senior secured incremental term loan facility (the “Incremental Facility”) under the Company’s current Credit Agreement, dated as of August 10, 2021 (the “Existing Facility”), by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent. Funding of the Incremental Facility is contingent on the satisfaction of customary conditions, including the execution and delivery of definitive documentation with respect to the Incremental Facility in accordance with the terms set forth in the Commitment Letter. The Company may finance all or a portion of the Transaction and related fees and expenses with borrowing under the Incremental Facility and the Existing Facility.

On August 18, 2022, the Company issued a press release announcing the Transaction (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 18, 2022, the Company released an investor presentation in connection with the announcement of the Transaction (the “Investor Presentation”). The Investor Presentation will be used from time to time in meetings with investors. A copy of the Investor Presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed pursuant to this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the timing of closing of the Transaction, the expected sources of funds to be used for the consideration to be paid in the Transaction, and the nature of the closing conditions for the Transaction. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the Transaction may not be completed, or completed within the expected timeframe; (2) costs relating to the Transaction (including in respect of the financing of the Transaction) may be greater than expected; (3) a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the Transaction; (4) other closing conditions may not be met on a timely basis or at all which may delay or prevent the Transaction or require a waiver of such conditions; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021, as updated in the Company’s subsequent reports filed with the Securities and Exchange Commission, and in the Press Release. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Unit Purchase Agreement, dated August 17, 2022, by and among Dorman Products, Inc., Super ATV, LLC, the Sellers listed on the signature pages thereto, and Lindsay Hunt, in her capacity as the Sellers’ Representative.*

99.1	Press Release dated August 18, 2022.

99.2	Investor Presentation dated August 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: August 18, 2022	By:	/s/ David Hession
	Name:	David Hession
	Title:	Senior Vice President, Chief Financial Officer and Treasurer